Exhibit 10.10

AMENDED AND RESTATED RITCHIE BROS. AUCTIONEERS INCORPORATED

NON-EXECUTIVE DIRECTOR DEFERRED SHARE UNIT PLAN

(Amended effective November 3, 2015)

ARTICLE 1

Purpose

1.1  Purpose

The purposes of this Non-Executive Director Deferred Share Unit Plan (the “Plan”) are to:  (a) enhance the Corporation’s ability to provide long-term incentive compensation to Directors which is linked to performance of the Corporation and not dilutive to shareholders, (b) assist the Corporation in attracting, retaining and motivating its Directors; (c) provide a method to assist Directors in meeting Ownership Guidelines, and (d) promote a closer alignment of interests between Directors and the shareholders of the Corporation.

1.2  Relationship to Other Plans

Concurrently with the adoption and implementation of this Plan, the Non-Executive Director Long Term Incentive Plan of the Corporation was amended to provide that the Corporation would cease to pay “Contributions” (as defined in such Non-Executive Director Long Term Incentive Plan) for the participants of such plan in respect of annual director retainer fees earned after January 1, 2012.

1.3  Acknowledgement Regarding Annual Retainer

Commencing January 1, 2012, in respect of calendar years ending on or before December 31, 2014, the portion of the Annual Board Retainer which is payable in the form of DSUs, as contemplated in this Plan (either pursuant to section 4.2 and 4.3) will be payable annually in arrears. In respect of calendar years commencing on or after January 1, 2015, the portion of the Annual Board Retainer which is payable in the form of DSUs, as contemplated in this Plan (either pursuant to section 4.2 or 4.3) will be payable quarterly in arrears. The portion of the Annual Board Retainer which is not payable in the form of DSUs and instead payable in cash will be payable quarterly in arrears.

ARTICLE 2

INTERPRETATION

2.1  Definitions

In and for the purposes of this Plan, except as otherwise expressly provided:

“Annual Board Retainer” means, for any Director, the annual fee paid by the Corporation to such Director for service on the Board (including the fee payable for service as Chair of the Board) but excluding, in each case, fees for chairmanship of any committee of the Board, fees paid on a per meeting basis in respect of attendance at meetings and travel fees.

“Annual DSU Credit Date” means, in respect of any calendar year ending on or before December 31, 2014, the date on which payment of the portion of the Annual Board Retainer in relation to the last quarter in such calendar year is payable in cash as contemplated in section 1.3 (e.g., in respect of the calendar year ending December 31, 2014, the date in 2015 on which payment of the portion of the Annual Board Retainer in relation to the last quarter in 2014 is payable), provided that, if at such time, pursuant to any insider or securities trading policy of the Corporation, the ability of Directors to trade in securities of the Corporation may be restricted, the Annual DSU Credit Date shall be the second day of the first trading window during which Directors are thereafter permitted to trade such securities.

“Applicable Laws” means all corporate, securities or other laws (whether Canadian or foreign, federal, provincial or state) applicable to the Corporation in relation to the implementation and administration of this Plan and the matters contemplated herein.

“Applicable Tax Withholdings” means any and all taxes and other source deductions or other amounts which the Corporation is required by law to withhold or deduct in respect of any amount or amounts to be paid or credited under this Plan.

“Beneficiary” of any Participant means, subject to any Applicable Laws, an individual who, on the date of the Participant’s death, has been designated by the Participant to receive benefits payable under this Plan following the death of the Participant, or, where no such designation is validly in effect at the time of death of a Participant, or if no such individual validly designated survives the Participant until payment of benefits payable under this Plan in respect of DSUs credited to the Participant’s DSU Account, the legal representative (an administrator, executor, committee or other like person) of the Participant.

“Board” means the board of directors of the Corporation.

“Board Guidelines” has the meaning defined in section 5.5.

“Business Day” means a day which is not a Saturday or Sunday or a day observed as a holiday under the laws of the Province of British Columbia.

“Committee” means the Nominating and Corporate Governance Committee and any successor thereto, and any committee of the Board which may subsequently be established or designated for this purpose and to which the Board delegates administration of this Plan, provided that if the Nominating and Corporate Governance Committee ceases to exist, without any successor committee coming into existence, “Committee” shall mean the Board.

“Committee Guidelines” has the meaning defined in section 5.6.

“Common Shares” means common shares in the capital of the Corporation.

“Corporation” means Ritchie Bros. Auctioneers Incorporated.

“Deferred Share Unit” or “DSU” means one notional Common Share (without any of the attendant rights of a shareholder of such share, including the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein) credited by bookkeeping entry to a notional account maintained for the Director in accordance with this Plan.

“Deferred Share Unit Account” or “DSU Account” means an account described in section 4.1.

“Director” means a director of the Corporation who is not an employee or executive officer of the Corporation or any of its subsidiaries.

“Dividends” mean ordinary course cash dividends which are declared and paid by the Corporation on the Common Shares (and, for greater certainty, “Dividends” will not include dividends which are payable in shares or securities or in assets other than cash but will, however, include dividends which may be declared in the ordinary course by the corporation on the Common Shares which are payable, at the option of a shareholder, either in cash or in shares or securities or in assets other than cash, reflecting the cash amount per Common Share of such dividend).

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“Dividend Equivalents” has the meaning defined in section 4.4.

“Fair Market Value” of a Common Share on any day means the volume weighted average price of the Common Shares reported by the New York Stock Exchange for the twenty trading days immediately preceding that day (or, if the Common Shares are not then listed and posted for trading on the New York Stock Exchange, on such other exchange or quotation system selected for this purpose by the Committee), provided that if the Common Shares are not listed or posted on any exchange or quotation system, the Fair Market Value of the Common Shares will be the fair market value of the Common Shares as is determined by the Committee, and provided that if the Fair Market Value as so determined is not denominated in United States currency and the Annual Board Retainer of any Director is denominated in United States currency, the “Fair Market Value” for the purposes of that Director shall be the U.S. dollar equivalent of the Fair Market Value as herein otherwise determined. For purposes of determining the Fair Market Value for purposes of section 4.6 in the event Termination of a Participant occurs in the fourth fiscal quarter of the Corporation, the Committee may, in its discretion, determine that such Fair Market Value shall mean the volume weighted average price of the Common Shares reported by the New York Stock Exchange (or if the Common Shares are not then listed and posted for trading on the New York Stock Exchange, on such other exchange or quotation system selected for this purpose by the Committee) for such shorter number of trading days than twenty as may be determined by the Committee.

“Income Tax Regulations” means the regulations under the Income Tax Act (Canada).

“Mandatory Percentage” has the meaning defined in section 4.2(a) and means 60 percent, (or such other amount as may be determined by the Board or Committee as contemplated in section 4.2(a)), of a Participant’s Annual Board Retainer.

“Ownership Guidelines” means the share ownership guidelines adopted by the Board to encourage and promote ownership of Common Shares by Directors which guidelines specify minimum levels of ownership by individual Directors of Common Shares.

“Participant” means a Director who participates in this Plan as contemplated in section 3.1.

“Payment Date” means the date on which the Participant or the Participant’s Beneficiary is paid the lump sum payment, net of any Applicable Tax Withholdings, as contemplated in section 4.6(a) (as determined pursuant to the provisions of sections 4.6(b) and 4.6(c)) or if applicable, the date on which a payment is to be made as contemplated pursuant to section 4.6(e).

“Quarterly DSU Credit Date” means: (i) in respect of the first three calendar quarters of 2015, the date on which payment of the portion of the Annual Board Retainer in relation to the immediately preceding completed calendar quarter of such calendar year is payable in cash as contemplated in section 1.3, provided that, if at such time, pursuant to any insider or securities trading policy of the Corporation, the ability of Directors to trade in securities of the Corporation may be restricted, the Quarterly DSU Credit Date shall be the second day of the first trading window during which Directors are thereafter permitted to trade such securities; and (ii) in respect of any calendar quarter commencing on or after October 1, 2015, (x) the 65th day (or the next Business Day if the 65th day is not a Business Day) after the end of the quarter in relation to the portion of the Annual Board Retainer payable for any fourth calendar quarter, or (y) the 45th day (or next Business Day if the 45th day is not a Business Day) after the quarter in relation to the portion of the Annual Board Retainer payable for any other calendar quarter.

“Section 409A” means section 409A of the Internal Revenue Code of the United States of America including the rules and authority thereunder.

“Termination”, in respect of any Participant, means the Participant ceasing to hold any position as a director of the Corporation or any of its subsidiaries and not otherwise being employed by the Corporation or any of its subsidiaries, including the death of the Participant.

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“U.S. Taxpayer” means any Participant who is a United States citizen, or a resident of the United States of America (including the states and District of Columbia and its territories and possessions and other areas subject to its jurisdiction) or is otherwise subject to taxation under the Internal Revenue Code of the United States of America, as amended, in respect of the Director’s compensation from the Corporation.

“Valuation Date” has the meaning defined in section 4.6(a).

2.2  Interpretation

In and for the purposes of this Plan, except as otherwise expressly provided:

(a)  “this Plan” means this Non-Executive Director Deferred Share Unit Plan as it may from time to time be modified, supplemented or amended and in effect;

(b)  all references in this Plan to a designated “Article”, “section” or other subdivision is to the designated Article, section or other subdivision of, this Plan;

(c)  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Plan as a whole and not to any particular Article, section, or other subdivision of this Plan;

(d)  the headings are for convenience only and do not form a part of this Plan and are not intended to interpret, define or limit the scope, extent or intent of this Plan or any provision hereof;

(e)  the singular of any term includes the plural, and vice versa, the use of any term is generally applicable to any gender and, where applicable, a body corporate, the word “or” is not exclusive and the word “including” is not limiting whether or not non limiting language is used;

(f)  any reference to a statute includes such statute and the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and any statute or regulations that may supplement or supersede such statute or regulations; and

(g)  where the time for doing an act falls or expires on a day which is not a Business Day, the time for doing such act is extended to the next Business Day, provided that, notwithstanding this section 2.2(g), where this Plan contemplates any Director making or replacing or revoking any election no later than the last Business Day of any calendar year, such election must be made, replaced or revoked on or before the last Business Day in the applicable calendar year, and the time for making, replacing or revoking the election will not be extended beyond that date.

2.3  Governing Law

This Plan will be governed by and construed in accordance with the laws of the Province of British Columbia. The validity, construction and effect of this Plan, any rules and regulations relating to this Plan, and any determination, designation, notice, election or other document contemplated herein shall be determined in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

2.4  Severability

If any provision or part of this Plan is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part hereof.

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2.5  Language

The Corporation and the Directors confirm their desire that this document and all other documents including all notices relating hereto, be written in the English language. La Corporation et les administrateurs confirment leur volonté que ce document de même que tous le documents, y compris tout avis, s’y rattachant soient rédigés en anglais.

2.6  Currency

Except where expressly provided otherwise, unless the Committee determines otherwise, all references in this Plan to currency and all payments to be made pursuant hereto shall be in U.S. currency. Unless the Committee otherwise determines, any currency conversion required to be made hereunder from Canadian dollars to United States dollars, or vice versa, will be made at the Bank of Canada noon rate of exchange on the relevant day.

ARTICLE 3
ELIGIBILITY

3.1  Eligibility and Participation

(a)  Subject to the terms and conditions of this Plan and any Board Guidelines or Committee Guidelines, every Director on the date of adoption of this Plan, and every person who becomes a Director hereafter, shall participate in this Plan and shall be bound by the provisions of this Plan. From time to time, the Committee may, in its discretion, require any Director participating in this Plan to execute and deliver to the Corporation an acknowledgment or confirmation in such form and in such manner as may be prescribed, specified or approved for this purpose by the Committee, signifying or confirming that the Director has agreed to be bound by the provisions of this Plan. DSUs credited hereunder shall be in respect of services performed by Directors from and after January 1, 2012.

(b)  Each Director participating in this Plan shall be bound by the provisions of this Plan and shall be deemed conclusively to have accepted and consented to all terms and conditions of this Plan (including as it may be amended from time to time) and all actions or decisions made by the Board or the Committee or any person to whom the Committee may delegate administrative powers and duties hereunder, in relation to this Plan. In addition, each Director participating in this Plan shall be (i) deemed to have waived such Participant’s right to receive, in cash, the Mandatory Percentage of the Director’s Annual Board Retainer that, apart from the provisions of section 4.2, would otherwise be payable, at the time when such Annual Board Retainer would otherwise be payable, and (ii) unless the Director elects otherwise in an election made pursuant to section 4.3, be deemed to have waived such Participant’s right to receive in cash such part of the Director’s Annual Board Retainer that, apart from the provisions of section 4.3, would otherwise be payable, at the time when such Annual Board Retainer would otherwise be payable, and in each case (but subject, in relation to clause (ii), to any election made pursuant to section 4.3), agreed to receive in lieu thereof DSUs and payment in respect thereof at the time and in the manner contemplated in this Plan. The provisions of this Plan shall also apply to and be binding on Beneficiaries, other legal representatives, other beneficiaries and successors of each Director.

(c)  A Participant may, by written notice or election delivered to the Corporate Secretary of the Corporation, in such form and executed and delivered in such manner as the Committee may from time to time determine, specify or approve (i) designate one or more individuals to receive the benefits payable under this Plan following the death of the Participant, and (ii) modify, alter, change or revoke any such designation, subject always to the provisions and requirements of applicable law. For greater certainty, the validity of such designation, or any such modification, alteration, change or revocation, will be subject to the laws of the jurisdiction of residence of the Participant.

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3.2  No Right to Hold Office

(a)  Nothing in this Plan nor any Board Guidelines, Committee Guidelines nor election made pursuant to this Plan nor any action taken hereunder shall be construed as giving any Director the right to continue to hold office as a director of the Corporation. Nothing in this Plan shall interfere in any way with any other right of the Corporation to remove any Director as a director, not nominate any Director for election or appointment as a director of the Corporation, request that any Director resign as a director or to increase or decrease the compensation of any Director.

(b)  Nothing in this Plan, nor in any Board Guidelines, Committee Guideline nor any election made pursuant to this Plan nor any action taken hereunder shall confer on any Director any right to be awarded any Annual Board Retainer or to have DSUs credited to the DSU Account of any Director except as expressly set out herein or be construed as giving any Director, any Beneficiary or any other person the right to receive any benefits not specifically expressly provided in this Plan. The crediting of any DSUs to any DSU Account in or in respect of any fiscal or calendar year (or portion thereof) shall not obligate the Corporation to credit DSUs to any Participant’s DSU Account in or in respect of any subsequent fiscal or calendar year (or portion thereof).

3.3  No Restriction on Corporate Action

Nothing contained in this Plan shall be construed to prevent the Corporation from taking any corporate action which is determined by the Board or the Committee to be appropriate or in the best interests of the Corporation, whether or not such action would have an adverse effect on this Plan or any DSUs credited under this Plan and no Participant nor any other person shall have any claim against the Corporation as a result of any such action.

3.4  Compensation Programs

Subject to section 4.6(h), neither the adoption of this Plan nor any Board Guidelines or Committee Guidelines nor any election made pursuant to this Plan nor any action taken hereunder shall be construed as any limitation on the power or authority of the Board or Committee, subject to Applicable Law, to (i) determine or agree to pay or award or fix or change the amount or terms of Annual Board Retainers; (ii) amend, modify, alter or suspend the compensation structure or programs of the Corporation for Directors; (iii) adopt any compensation structure or programs, whether in replacement of, or in substitution for any other compensation structure or program, for Directors or otherwise, including the grant or awarding of any “deferred share units” (whether on the same terms and conditions as set out herein or otherwise), either generally or only in specific cases; or (iv) (for greater certainty) adopt, modify, alter, suspend or waive any Ownership Guidelines.

ARTICLE 4
Deferred Share Unit Accounts

4.1  Deferred Share Unit Accounts

A notional account will be established for each Participant to reflect such Participant’s interest under this Plan. The account so established shall be (i) credited with the number of DSUs (including, if applicable, fractional DSUs) credited pursuant to section 4.2 or 4.3, and (ii) adjusted to reflect additional DSUs (including, if applicable, fractional DSUs) required to be credited pursuant to section 4.4, and the cancellation of DSUs (including, if applicable, fractional DSUs) with respect to which payments are made pursuant to section 4.6. Each such account shall be established and maintained for bookkeeping purposes only. Neither this Plan nor any of the accounts established hereunder shall hold any actual funds or assets.

4.2  Mandatory Deferred Share Units

(a)  Unless the Board or Committee otherwise determines:

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(i)  in respect of calendar years ending on or before December 31, 2014, following the end of each such calendar year, on the Annual DSU Credit Date, if a Participant had not, prior to the commencement of such calendar year, satisfied the Ownership Guidelines applicable to the Participant, the Participant’s DSU Account will be credited, as compensation for service of the Participant on the Board, with a number of DSUs which is calculated by dividing 60 percent (or such other amount as may from time to time be determined by the Board or the Committee) of the cash amount of the Annual Board Retainer in respect of such calendar year (the “Mandatory Percentage”) by the Fair Market Value of a Common Share on such date, with fractional DSUs calculated and rounded to two decimal points; and

(ii)  in respect of calendar years commencing on or after January 1, 2015, on each Quarterly DSU Credit Date (it being acknowledged that the Annual Board Retainer is payable quarterly in arrears), if a Participant has not, at such time, satisfied the Ownership Guidelines applicable to the Participant, the Participant’s DSU Account will be credited, as compensation for service of the Participant on the Board, with a number of DSUs which is calculated by dividing the Mandatory Percentage of such amount of the Annual Board Retainer which would otherwise be payable in cash on such date by the Fair Market Value of a Common Share on such date, with fractional DSUs calculated and rounded to two decimal points.

(b)  DSUs credited pursuant to this section 4.2 shall be allocated and credited in lieu of the applicable portion of the cash payment of the Annual Board Retainer that, apart from this section 4.2, otherwise would have been paid in cash on the applicable dates. For greater certainty, subject to the provisions of this Plan, the balance of the Annual Board Retainer payable in respect of any calendar year ending on or before December 31, 2014 to a Participant that has not, prior to the commencement of such calendar year, satisfied the Ownership Guidelines applicable to the Participant, or payable in respect of any calendar year commencing on or after January 1, 2015 to a Participant that has not, prior to the time a portion of the Annual Board Retainer for such calendar year is or would be payable to a Participant, shall be paid in cash, quarterly in arrears, as contemplated in section 1.3. Subject to the provisions of this Plan, the Annual Board Retainer payable in any calendar year to a Participant that has, prior to the commencement of such calendar year, (or, in respect of calendar years commencing on or after January 1, 2015, prior to the time the Annual Board Retainer for such calendar year is or would otherwise be payable to the Participant) satisfied the Ownership Guidelines applicable to the Participant, shall be paid as provided in section 4.3.

(c)  Notwithstanding any other provision of this section 4.2, any Director who is not a resident of Canada or who is resident in or subject to taxation in respect of the Annual Director Retainer in any jurisdiction outside of Canada in which crediting of DSUs under this Plan might be considered income which is subject to taxation at the time of such crediting and who has provided the Corporate Secretary of the Corporation with an undertaking or commitment satisfactory to the Committee that such Participant will apply the Mandatory Percentage, net of any Applicable Tax Withholdings, payable to such Director during any year to purchase, in the open market, Common Shares, and, unless the Committee otherwise agrees, retain such Common Shares until such Director’s Termination, may, by delivering to the Corporate Secretary of the Corporation, no later than the last Business day of the calendar year preceding the year to which such election is to apply, a written election, in such form as may be acceptable to the Committee for such purpose, elect to receive the Annual Board Retainer payable to such Director in any year in cash, in which case, the applicable Annual Board Retainer payable to such Director shall be paid in cash, and not in DSUs.

(d)  For greater certainty, notwithstanding the foregoing, the Committee may from time to time determine to suspend or terminate the operation of this section 4.2 such that, during such suspension or after such termination no additional DSUs shall be credited to the DSU Account of a Participant pursuant to this section 4.2, provided that no such suspension or termination will affect the rights of Participants in respect of any DSUs credited to a Participant’s DSU Account prior to such suspension or termination.

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(e)  For greater certainty, the Board or Committee may agree with a Participant (or a Participant’s Beneficiary), or otherwise determine, that DSUs should not be credited to a Participant following a Participant’s Termination (i.e. at the time of payment of any portion of the Annual Board Retainer payable in respect of the quarter of the year in which the Participant’s Termination occurred) notwithstanding that DSUs may be credited to other Participants at such time. Should the Board or Committee, in its discretion, determine to restrict, suspend or terminate the operation of this section 4.2, or determine that DSUs should not be credited to one or more Participants as contemplated in this section 4.2(e), the obligation of the Corporation to pay the applicable Annual Board Retainer payable shall be satisfied by means of a cash payment.

4.3  Voluntary Elections

(a)  Subject to any Board Guidelines or Committee Guidelines from time to time adopted:

(i)  in respect of calendar years ending on or before December 31, 2014, following the end of each such calendar year, on the Annual DSU Credit Date, if, prior to the commencement of such calendar year, a Participant has satisfied the Ownership Guidelines applicable to the Participant, unless the Participant elects to instead receive cash in an election made pursuant to this section 4.3, the Participant’s DSU Account will be credited, as compensation for service of the Participant on the Board, with a number of DSUs which is calculated by dividing the Mandatory Percentage in respect of such calendar year by the Fair Market Value of a Common Share on such date, with fractional DSUs calculated and rounded to two decimal points; and

(ii)  in respect of calendar years commencing on or after January 1, 2015, on each Quarterly DSU Credit Date, if, prior to such time a Participant has satisfied the Ownership Guidelines applicable to the Participant, unless the Participant elects to instead receive cash in an election made pursuant to this section 4.3, the Participant’s DSU Account will be credited, as compensation for service of the Participant on the Board, with a number of DSUs which is calculated by dividing the Mandatory Percentage in respect of such portion of the Annual Board Retainer which is or would otherwise be payable in cash on such date by the Fair Market Value of a Common Share on such date, with fractional DSUs calculated and rounded to two decimal points.

(b)  Subject to any Board Guidelines or Committee Guidelines from time to time adopted each Participant will be entitled to make an irrevocable election to receive the Mandatory Percentage of the Annual Board Retainer earned in any calendar year to which such election is made and which is payable after such election is made:

(i)  in the form of cash, rather than in DSUs pursuant to section 4.3(a); or

(ii) in the form of DSUs;

as specified in such election, if, prior to the commencement of such calendar year, the Participant has satisfied the Ownership Guidelines applicable to the Participant, by delivering a written election, substantially in such form as the Board or Committee may, from time to time, prescribe, specify or approve for this purpose, to the Corporate Secretary of the Corporation or as the Corporation may direct.

(c)  DSUs credited pursuant to this section 4.3 shall be allocated and credited in lieu of the cash payment of the Mandatory Percentage that, apart from this section 4.3, otherwise would have been paid in cash on the applicable dates. For greater certainty, subject to the provisions of this Plan, the portion of the Annual Board Retainer not represented by the Mandatory Percentage that is or would otherwise be payable to a Participant shall be paid in cash, quarterly in arrears, as contemplated in section 1.3 notwithstanding any election made by a Participant pursuant to this section 4.3.

(d)  Subject to any Board Guidelines or Committee Guidelines from time to time adopted, each election referred to in section 4.3(b) shall be irrevocable unless a written notice of revocation, in such form as is acceptable to the Board or Committee, is delivered to the Corporate Secretary of the Corporation, or as the Corporation may direct, no later than the last Business Day of the calendar year preceding the calendar year to which such revocation is to apply.

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(e)  Subject to any Board Guidelines or Committee Guidelines from time to time adopted, any election referred to in section 4.3(b) must be made no earlier than such date, if any, as the Corporation may direct and made no later than the last Business Day of the calendar year preceding the year to which such election is to apply and shall be applicable in respect of services performed by the Director in the calendar year to which the election relates and in respect of amounts of the Annual Board Retainer to be earned by the Director in such calendar year in respect of which no sum or amount of such earnings has been credited or accrued in the Corporation’s account or records prior to the commencement of such calendar year. For greater certainty, in each case, the election when made, shall only apply prospectively with respect to amounts of Annual Board Retainer yet to be earned.

(f)  For greater certainty, unless the Board or Committee otherwise determines or directs, any election made pursuant to this section 4.3 may only specify that all or none, and not any percentage in between, of the Mandatory Percentage earned after such election is made by such Participant in the calendar year to which the election applies is to be received in the form of DSUs. Unless and until a Participant makes an irrevocable election in accordance with the foregoing provisions (and section 4.3(g)) in respect of a calendar year, following the time that a Participant has satisfied the Ownership Guidelines applicable to the Participant, the Mandatory Percentage earned by the Participant in such calendar year will be allocated in the form of DSUs pursuant to section 4.3(a). If a Participant has, prior to the commencement of any calendar year, satisfied the Ownership Guidelines applicable to the Participant, and wishes to receive the Mandatory Percentage earned in any calendar year in cash (payable quarterly in arrears), rather than in DSUs pursuant to and in accordance with section 4.3(a), it is necessary for the Participant to provide an election in respect of such calendar year (within the time contemplated in section 4.3(e)). If a Participant makes an irrevocable election in accordance with the foregoing provisions (and section 4.3(g)) in respect of a calendar year, section 4.3(a) will not apply to such Participant in respect of such year.

(g)  An election made in accordance with this section 4.3 shall be applicable in respect of the next calendar year after the end of the calendar year in which such election is made.

(h)  Nothing in this section 4.3 shall preclude a Director that has made an election in accordance with this section 4.3 to make a new election, prior to the commencement of such calendar year. Any such new election shall be subject to the provisions of sections 4.3(b) and 4.3(e), including, without limitation, the deadlines specified in section 4.3(e). For greater certainty, once an election is made pursuant to this section 4.3 in respect of any calendar year, such election may not be revoked or changed after the last Business Day of the calendar year preceding such calendar year.

(i)  Changes or revocation of any election made pursuant to this section 4.3 may only be made prospectively prior to the commencement of the applicable calendar year, and only will be applicable in respect of amounts of the Annual Board Retainer earned in such subsequent calendar year to which the election relates. For example, a change to an election previously made in calendar 2012 in relation to calendar 2013 must be made prior to the last Business Day of 2012 and would only apply to amounts of the Annual Board Retainer to be earned by the Participant in 2013 and would not be applicable to amounts of the Annual Board Retainer earned in 2012, including the portion of the Annual Board Retainer in respect of the year ending December 31, 2012 which is payable in 2013.

(j)  Notwithstanding the foregoing, Board Guidelines or Committee Guidelines may from time to time be adopted in relation to the ability of Participants to make elections pursuant to this section 4.3. Board Guidelines or Committee Guidelines may impose such conditions or restrictions as the Board or Committee consider necessary or desirable in the circumstances, including restrictions or limitations on the portion or amount of the Annual Board Retainer in respect of which a Participant may make an election pursuant to this section 4.3 to receive cash or DSUs and may determine to suspend or terminate the right of Participants to make elections pursuant to this section 4.3 to receive cash or DSUs in respect of the current or future calendar years.

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(k)  For greater certainty, the Board or Committee may, in its discretion, agree with a Participant (or a Participant’s Beneficiary or legal representatives), or otherwise determine, that DSUs should not be credited to one or more Participants pursuant to this section 4.3 at any time when any portion of the Annual Board Retainer is or would otherwise be payable to a Participant (for example, without limitation, following a Participant’s Termination during any year prior to payment of the portion of the Annual Board Retainer payable to such Participant in respect of the quarter of such year in which the Participant’s Termination occurred) notwithstanding that DSUs may be credited pursuant to this section 4.3 to other Participants at such time. Should the Board or Committee, in its discretion, determine to restrict, suspend or terminate the operation of this section 4.3, or determine that DSUs should not be credited to one or more Participants pursuant to this section 4.3 as contemplated in this section 4.3(k), the obligation of the Corporation to pay the applicable Annual Board Retainer payable shall be satisfied by means of a cash payment.

4.4  Dividend Equivalents

Subject to section 4.6(a), the DSU Account of each Participant will be credited with additional DSUs (including, if applicable, fractional DSUs) (“Dividend Equivalents”) on each dividend payment date in respect of which Dividends are paid by the Corporation on the Common Shares. Such Dividend Equivalents will be computed by dividing (i) the product obtained by multiplying the amount of the Dividend declared and paid by the Corporation on the Common Shares on a per share basis by the number of DSUs recorded in the Participant’s DSU Account on the record date for the payment of such Dividend, by (ii) the Fair Market Value of a Common Share on the date the Dividend is paid by the Corporation, with fractional DSUs calculated and rounded to two decimal places.

4.5  Reorganization Adjustments

(a)  In the event of any declaration of any stock dividend payable in securities (other than a dividend which may be paid in cash or in securities at the option of the holder of Common Shares), or any subdivision or consolidation of Common Shares, reclassification or conversion of Common Shares, or any combination or exchange of securities, merger, consolidation, recapitalization, amalgamation, plan of arrangement, reorganization, spin off involving the Corporation or other distribution (other than normal course cash dividends) of Corporation assets to holders of Common Shares or any other similar corporate transaction or event, which the Committee determines affects the Common Shares such that an adjustment is appropriate to prevent dilution or enlargement of the rights of Participants under this Plan, then, subject to any relevant resolutions of the Board (if required in the opinion of the Corporation’s counsel) the Committee, in its sole discretion, and without liability to any person, shall make such equitable changes or adjustments, if any, as it considers appropriate, in such manner as the Committee may consider equitable, to reflect such change or event including, without limitation, adjusting the number of DSUs outstanding under this Plan, provided that the value of DSUs credited to a Participant’s DSU Account immediately after such an adjustment shall not exceed the value of the DSUs credited to such account immediately prior thereto.

(b)  Notwithstanding the foregoing, any change or adjustment shall be subject to section 4.6(h) and be such that this Plan continuously meets the requirements of Paragraph 6801(d) of the Income Tax Regulations or any successor provision thereof.

(c)  The Corporation shall give notice to each Director in the manner determined, specified or approved by the Committee of any change or adjustment made pursuant to this section and, upon such notice, such adjustment shall be conclusive and binding for all purposes.

(d)  The Committee may from time to time adopt rules, regulations, policies, guidelines or conditions with respect to the exercise of the power or authority to make changes or adjustments pursuant to section 4.5(a). The Committee, in making any determination with respect to changes or adjustments pursuant to section 4.5(a), shall be entitled to impose such conditions as it considers or determines necessary in the circumstances, including conditions with respect to satisfaction or payment of all applicable taxes (including, but not limited to, withholding taxes).

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(e)  The existence of outstanding DSUs shall not affect in any way the right or power and authority of the Corporation or its shareholders to make or authorize any alteration, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business or any merger, amalgamation, combination or consolidation of or involving the Corporation, or to create or issue any bonds, debentures, shares or other securities of the Corporation, or the rights and conditions attaching thereto, or to amend the terms and conditions or rights and restrictions thereof (ranking ahead of the Common Shares or otherwise), or any right thereto, or to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar nature or character or otherwise.

4.6  Payment or Redemption

(a)  Following a Participant’s Termination, the Participant or the Participant’s Beneficiary, as the case may be, will be paid a lump sum payment, net of any Applicable Tax Withholdings, by the Corporation in cash equal to the number of DSUs credited to such Participant’s DSU Account as at the Payment Date multiplied by the Fair Market Value of one Common Share as of the 24th Business Day after the first publication by or on behalf of the Corporation of interim financial statements and management’s discussion and analysis for the fiscal quarter of the Corporation next ending following such Termination (or, where the Termination occurs in the fourth fiscal quarter of the Corporation, the 24th (or such fewer number of Business Days as may be determined by the Committee) Business Day after the first publication by or on behalf of the Corporation of annual financial statements and management’s discussion and analysis for such fiscal year of the Corporation) (the “Valuation Date”). Notwithstanding section 4.4, the Participant shall not be entitled to be credited with Dividend Equivalents from and after the Valuation Date.

(b)  The Corporation will pay the amount payable pursuant to section 4.6(a):

(i)  unless the Participant (or the legal representative or Beneficiary of the Participant) makes an election referred to in section 4.6(b)(ii), on the first Business Day which is at least 30 days following the Valuation Date, but in any event not later than April 15 in the calendar year following the calendar year in which the Participant’s Termination occurred; or

(ii)  if the Participant (or the legal representative or Beneficiary of the Participant) so elects in an election in such form and filed with the Corporation at such time and in such manner as the Committee may from time to time determine, specify or approve, on April 15 in the calendar year following the calendar year in which the Participant’s Termination occurred; or

(iii)  notwithstanding the foregoing, if the Participant is a U.S. Taxpayer that is determined to be a “specified employee” (as determined under Section 409A, in accordance with the Corporation’s policies) at the date of Termination, then the Payment Date will be delayed until six months following the “separation from service” (within the meaning of Section 409A).

(c)  Notwithstanding section 4.6(b), if the Committee believes that payment pursuant to section 4.6(b) may occur at any time when a Participant may be in possession of undisclosed material information regarding the Corporation, or at any time during which, pursuant to any insider or securities trading policy of the Corporation, the ability of Directors to trade in securities of the Corporation may be restricted, the Committee may, in its discretion, determine that payment shall be postponed to such date determined by the Committee in its discretion on which the Participant is no longer in possession of material undisclosed information or a date on which the ability of Directors to trade in securities of the Corporation is not restricted, provided that in no event will payment be postponed beyond December 1 in the calendar year following the calendar year in which the Participant’s Termination occurred.

(d)  In the event of the death of a Participant, notwithstanding the provisions of sections 4.6(a) and 4.6(b), the Corporation may, if the Committee in its discretion so determines, on the first Business Day which is at least 30 days (or such longer period as may be agreed between the Corporation and the Participant’s Beneficiary but in no event later than December 1 in the calendar year following the calendar year in which the death occurred) from the date of death of the Participant, pay the Participant’s Beneficiary a lump sum payment, net of any Applicable Tax Withholdings, payable in cash, equal to the number of DSUs credited to such Participant’s DSU Account as at the date of death of the Participant multiplied by the Fair Market Value of one Common Share as of the date of death of the Participant. In such event, notwithstanding section 4.4, the Participant shall not be entitled to be credited with Dividend Equivalents from and after the date of death of the Participant.

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(e)  If, at the time a payment in respect of any DSUs credited to a Participant’s DSU Account is required to be made under this Plan to a Participant which is a U.S. Taxpayer, the Participant would be liable to tax in respect of such payment under the Income Tax Act (Canada) and the Income Tax Regulations (including Regulation 6801(d)) (in this section 4.6(e) referred to as the “Canadian Tax Rules”):

(i)  if such payment would be required to be made at any time but for this section 4.6(e) and such payment would, if made, comply with the Canadian Tax Rules but would otherwise violate the requirements of Section 409A, then, notwithstanding any other provision of this Plan (including the other provisions of this section 4.6), unless the Committee determines that payment in respect of the DSUs can be made in some other manner and at such other time in compliance with the Canadian Tax Rules and Section 409A (in which case, the payment will be made in such manner and at such time as the Committee so determines), the Participants shall immediately forfeit the DSUs (for the avoidance of doubt, without compensation therefor in any manner whatsoever); and

(ii)  if a payment in respect of DSUs of the Participant is otherwise required to be made at any time but for this section 4.6(e) and such payment would, if made, comply with Section 409A but would violate the Canadian Tax Rules, then notwithstanding any other provisions of this Plan, unless the Committee determines that payment in respect of the DSUs can be made in some other manner and at such time in compliance with Section 409A without violating the Canadian Tax Rules (in which case, the payment will be made in such manner and at such time as the Committee so determines), such payment shall be made to a trustee to be held in trust for the benefit of the Participant in a manner that causes the payment to be included in the Participant’s income under the Internal Revenue Code of the United States of America and the rules and authority thereunder and does not violate the Canadian Tax Rules, and amounts shall thereafter be paid out of the trust for the benefit of the U.S. Taxpayer at such time and in such manner as complies with the requirements of the Canadian Tax Rules.

(f)  In the event that a payment is to be made to a trustee as contemplated in section 4.6(e), without limiting the generality of any other provision of this Plan, the Committee may, in its discretion, adopt or establish Committee Guidelines, consistent with section 4.6(e), regarding appointment of the trustee and the terms and conditions upon which any payment to be paid to the trustee is to be held, which may include the right of the trustee to withhold or deduct taxes or other amounts, including the right to withhold and deduct from any payments any federal, provincial, foreign, state or local taxes or other amounts required by law to be withheld in respect of any payment. The Corporation may at any time and from time to time enter into a trust or administrative or administrative services or other agreement with any trustee referred to herein, in such form and on such terms and conditions as may be prescribed, specified or approved by the Committee or, if approved by the Committee, any executive officer of the Corporation, and may from time to time agree to any modification or amendment to any such agreement which is approved by the Committee or by any executive officer of the Corporation.

(g)  For greater certainty, although DSUs shall vest upon being credited under this Plan, a Participant shall not be entitled to require payment of any amount on account of DSUs credited to such Participant’s DSU Account prior to such Participant’s Termination and payment shall only be made as set out herein.

(h)  Notwithstanding any other provision of this Plan, no amount or benefit will be paid to, or conferred upon, or in respect of, a Participant under this Plan or pursuant to any other arrangement, and no DSUs will be granted to such Participant and no Participant will be entitled either immediately or in the future, either absolutely or contingently, to receive any amount or benefit granted or to be granted, to compensate for a downward fluctuation in the price of Common Shares or for the purpose of reducing the impact, in whole or in part, of any reduction in the fair market value of the Common Shares.

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4.7  Rights Following Ceasing to Hold Office

Without limiting the generality of section 3.2, nothing in this Plan nor any Board Guidelines, Committee Guidelines nor any election made pursuant to this Plan nor any action taken hereunder shall be construed to provide any Director or Participant with any rights whatsoever to continued participation in this Plan, or to compensation or damage in lieu of participation or the right to participate in this Plan upon the Director ceasing to be, or hold office as, a Director for any reason. A Director shall not be entitled to any compensation or damages in lieu of participation or the right to participate in this Plan in consequence of the termination of the Director’s office or position with the Corporation for any reason. If any Participant retires, resigns or otherwise ceases to be a director of the Corporation for any reason (including being removed as a director, with or without cause or notice), in no event will the Participant have any right to damages in respect of any loss of any right whatsoever to continued participation in this Plan and no severance allowance, retirement allowance or termination settlement of any kind in respect of such Participant will include or reflect any claim for such loss of right and no Participant will have any right to assert, claim, seek or obtain, and shall not assert, claim, seek or obtain, any judgment or award in respect of or which includes or reflects any such right or claim for loss of such right.

4.8  No Rights as Holder of Common Shares

For greater certainty, nothing in this Plan, the Board Guidelines, the Committee Guidelines nor any election made pursuant to this Plan nor any action taken hereunder shall confer on any Director any claim or right to be issued Common Shares, on account of DSUs credited to the Participant’s DSU Account or otherwise, and under no circumstances will DSUs confer on any Participant any of the rights or privileges of a holder of Common Shares including, without limitation, the right to exercise any voting rights, dividend entitlement, rights of liquidation or other rights attaching to ownership of Common Shares. Notwithstanding the foregoing, unless the Board or Committee otherwise determines, the right to receive DSUs shall, however, be considered equivalent to Common Shares for purposes of determining whether a Director is complying with or satisfying the Ownership Guidelines.

ARTICLE 5
ADMINISTRATION OF PLAN

5.1  Administration

Unless otherwise determined by the Board or as otherwise specified herein:

(a)  this Plan will be administered by the Committee; and

(b)  subject to sections 1.1, 4.6(h) and 5.11(c), the Committee will have full power and authority to administer this Plan and exercise all the powers and authorities granted to it under this Plan or which it, in its discretion, considers necessary or desirable in the administration of this Plan including, but not limited to, the authority to:

(i)  construe and interpret any provision hereof and decide all questions of fact arising in connection with such construction and interpretation; and

(ii)  make such determinations and take all steps and actions as may be directed or permitted by this Plan and take such actions or steps in connection with the administration of this Plan as the Committee, in its discretion, may consider or determine are necessary or desirable.

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5.2  Delegation

(a)  The Committee, in its discretion, may delegate or sub-delegate to the Corporation, any director, officer or employee of the Corporation or any third party service provider which may be retained from time to time by the Corporation, such powers and authorities to administer this Plan and powers and authorities and responsibilities in connection with the administration of this Plan or administrative functions under this Plan and to act on behalf of the Committee and in accordance with the determinations of the Committee and Committee Guidelines to administer this Plan and implement decisions of the Committee and the Board as the Committee may consider desirable and determine the scope of such delegation or sub-delegation in its discretion.

(b)  Subject to the power and authority of the Board or Committee as set out herein, and any Board Guidelines or Committee Guidelines from time to time established and in effect, the executive officers of the Corporation shall have power and authority to administer this Plan, under the authority of the Committee, as its delegate, and have power to make recommendations to the Committee as to the exercise of its powers and authority hereunder.

5.3  Employment of Agents

The Corporation may from time to time employ persons to render advice with respect to this Plan and appoint or engage accountants, lawyers or other agents, including any third party service provider or personnel it may consider necessary or desirable for the proper administration of this Plan. Without limiting the generality of the foregoing, the Corporation may appoint or engage any administrator or administrative agent as the Committee may approve from time to time to assist in the administration of this Plan and to provide record keeping, statement distribution and communication support for this Plan.

5.4  Record Keeping

The Corporation shall keep, or cause to be kept, accurate records of all transactions hereunder in respect of Participants and DSUs credited to any Participant’s DSU Account. The Corporation may periodically make or cause to be made appropriate reports to each Participant concerning the status of the Participant’s DSU Account in such manner as the Committee may determine or approve and including such matters as the Committee may determine or approve from time or as otherwise may be required by Applicable Laws.

5.5  Board Guidelines

The Board, in its discretion, may from time to time adopt, establish, approve, amend, suspend, rescind, repeal or waive such rules, regulations, policies, guidelines and conditions (“Board Guidelines”) in relation to the administration of this Plan as the Board, in its discretion, may determine are desirable, within any limits, if applicable, imposed under Applicable Laws.

5.6  Committee Guidelines

(a)  Subject to the exercise by the Board of the powers and authority of the Board as set out herein, and the Board Guidelines from time to time established and in effect, the Committee may from time to time adopt, establish, amend, suspend, rescind, repeal or waive such rules, regulations, policies, guidelines and conditions (“Committee Guidelines”) for the administration of this Plan, including prescribing, specifying or approving forms or documents relating to this Plan, as the Committee, in its discretion, may determine are desirable, within any limits, if applicable, imposed under Applicable Laws, including, without limitation, in order to comply with the requirements of this Plan or any Board Guidelines or in order to conform to any law or regulation or to any change in any law or regulation applicable to this Plan.

5.7  Interpretation and Liability

(a)  Any questions arising as to the interpretation and administration of this Plan may be determined by the Committee. Absent manifest error, the Committee’s interpretation of this Plan, and any determination or decision by the Board or the Committee and all actions taken by the Board or the Committee or any person to whom the Committee may delegate administrative duties and powers hereunder, pursuant to the powers vested in them, shall be conclusive and binding on all parties concerned, including the Corporation and each Director and his or her Beneficiaries and legal representatives. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan in such manner and to such extent as the Committee may determine is necessary or advisable. The Committee may as to all questions of accounting rely conclusively upon any determinations made by the auditors or accountants of the Corporation.

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(b)  Neither the Board, the Committee, nor any member thereof, nor any officer, employee or other representative of the Corporation, nor any third party service provider which may be retained from time to time by the Corporation in connection with the administration of this Plan or administrative functions under this Plan, nor any officer, employee, agent or other representative of any such service provider, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan and the Board, the Committee, their members and the officers and employees and agents and other representatives of the Corporation and any such third party service provider (and any agents or nominees thereof) shall be entitled to indemnification by the Corporation in respect of any claim, loss, damage or expense (including legal fees and disbursements) arising therefrom to the fullest extent permitted by law.

(c)  The Directors, and members of the Committee, may fully participate in voting and in other deliberations or proceedings of the Board or Committee, respectively, in respect of this Plan, notwithstanding (i) the obligations of the Directors to participate in this Plan; (ii) that a Director may make, and may have made, an election pursuant to section 4.3 to receive DSUs or cash pursuant to such section; and (ii) that the Directors may hold DSUs credited pursuant to this Plan.

5.8  Legal Compliance

(a)  The administration of this Plan, including, without limitation, crediting of DSUs and payment or satisfaction of DSUs, shall be subject to compliance with Applicable Laws.

(b)  Without limiting the generality of the foregoing or any other provision hereof, the Corporation may require such documentation or information from Directors (including personal information), and take such actions (including disclosing or providing such documentation or information to others), as the Committee or any executive officers of the Corporation may from time to time determine are necessary or desirable to ensure compliance with all applicable laws and legal requirements, including all Applicable Laws and any applicable provisions of the Income Tax Act (Canada), the Internal Revenue Code of the United States of America and the rules and authority thereunder, or income tax legislation of any other jurisdiction, as the same may from time to time be amended, the terms of this Plan and any agreement, indenture or other instrument to which the Corporation is subject or is a party.

(c)  Each Director, by executing any election referred to in section 3.1, shall be conclusively deemed to have acknowledged and agreed that the Director will, at all times, act in strict compliance with Applicable Laws and all other rules and policies of the Corporation, including any insider trading policy of the Corporation in effect at the relevant time, applicable to the Director in connection with this Plan and will furnish to the Corporation all information and documentation or undertakings as may be required to permit compliance with Applicable Laws.

(d)  Without limiting the generality of the foregoing, to the extent possible, Applicable Laws may impose reporting or other obligations on the Corporation or Participants in relation to this Plan, which requirements may, for example, require the Corporation or Directors to identify holders of DSUs, or report the interest of Directors in DSUs. In addition, to assist Directors with their reporting obligations and to communicate information about awards to the market, the Corporation may (but shall not be obliged to) disclose the existence and material terms of this Plan and DSUs credited hereunder in information circulars or other publicly filed documents and file issuer grant reports in respect of awards of DSUs pursuant to insider reporting requirements under Applicable Laws.

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(e)  Each Director shall provide the Corporation with all information (including personal information) and undertakings as may be required in connection with the administration of this Plan and compliance with Applicable Laws and applicable provisions of income tax laws. The Corporation may from time to time disclose or provide access to such information to any administrator, administrative agent or other third party service provider that may be retained from time to time by the Corporation, in connection with the administration of this Plan or administrative functions under this Plan and, by participating in this Plan, each Participant acknowledges, agrees and consents to information being disclosed or provided to others as contemplated in this section 5.8.

5.9  Compliance with Income Tax Requirements

(a)  In taking any action hereunder, or in relation to any rights hereunder, the Corporation and each Director shall comply with all provisions and requirements of any income tax legislation or regulations of any jurisdiction which may be applicable to the Corporation or Director, as the case may be.

(b)  The Corporation may withhold, or cause to be withheld, and deduct, or cause to be deducted, from any payment to be made under this Plan, or any other amount payable to a Director, a sufficient amount to cover withholding of any taxes required to be withheld by any Canadian or foreign federal, provincial, state or local taxing authorities or other amounts required by law to be withheld in relation to awards and payments contemplated in this Plan.

(c)  The Corporation may adopt and apply such rules and requirements and may take such other action as the Board or Committee may consider necessary, desirable or advisable to enable the Corporation and any third party service provider (and their agents and nominees) and any Participant to comply with all federal, provincial, foreign, state or local laws and obligations relating to the withholding of tax or other levies or compensation and pay or satisfy obligations relating to the withholding or other tax obligations in relation to DSUs (including Dividend Equivalents) distributions or payments contemplated under this Plan.

(d)  Each Participant (or the Participant’s Beneficiary or legal representatives) shall bear any and all income or other tax imposed on amounts paid or distributed to the Participant (or the Participant’s Beneficiary or legal representatives) under this Plan. Each Participant (or the Participant’s Beneficiary or legal representatives) shall be responsible for reporting and paying all income and other taxes applicable to or payable in respect of DSUs credited to the Participant’s DSU Account (including DSUs credited as Dividend Equivalents).

(e)  Notwithstanding any other provision of this Plan, any Board Guidelines or Committee Guidelines or any election made pursuant to this Plan, the Corporation does not assume any responsibility for the income or other tax consequences for Participants under this Plan or in respect of amounts paid to any Participant (or the Participant’s Beneficiary or legal representatives) under this Plan.

(f)  If the Board or Committee or any executive officer so determines, the Corporation shall have the right to require, prior to making any payment under this Plan, payment by the recipient of the excess of any applicable Canadian or foreign federal, provincial, state, local or other taxes over any amounts withheld by the Corporation, in order to satisfy the tax obligations in respect of any payment under this Plan.

(g)  If the Corporation does not withhold from any payment, or require payment of an amount by a recipient, sufficient to satisfy all income tax obligations, the Participant (or the Participant’s Beneficiary or legal representatives) shall make reimbursement, on demand, in cash, of any amount paid by the Corporation in satisfaction of any tax obligation.

(h)  The obligations of the Corporation to make any payment under this Plan shall be subject to currency or other restrictions imposed by any government or under any applicable laws.

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5.10  Unfunded Obligation

The obligation to make payments that may be required to be made under this Plan will be an unfunded and unsecured obligation of the Corporation. This Plan, or any provision hereunder, shall not create (or be construed to create) any trust or other obligation to fund or secure amounts payable under this Plan in whole or in part and shall not establish any fiduciary relationship between the Corporation (or the Board, the Committee, or any other person) and any Participant or any other person. Any liability of the Corporation to any Participant with respect to any payment required to be made under this Plan shall constitute a general, unfunded, unsecured obligation, payable solely out of the general assets of the Corporation, and no term or provision in this Plan, the Board Guidelines, the Committee Guidelines nor any election made pursuant to this Plan nor any action taken hereunder shall be construed to give any person any security, interest, lien or claim against any specific asset of the Corporation. To the extent any person, including a Participant, holds any rights under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Corporation.

5.11  Amendment, Suspension, Termination

(a)  Subject to sections 4.6(d), 4.6(h), 5.11(b) and 5.11(f) the Board or Committee may from time to time amend this Plan in any manner without the consent or approval of any Participant. For greater certainty, without limiting the generality of the foregoing, the Board or Committee may amend this Plan as they consider necessary or appropriate to ensure this Plan continues to qualify as a plan described in subsection 6801(d) of the Income Tax Regulations and, with respect to U.S. Directors, to comply with Section 409A and the guidance thereunder. Notwithstanding any other provision of this Plan, no consent to any amendment, suspension or termination of this Plan that adversely affects DSUs previously credited to a U.S. Taxpayer under Section 409A shall be required if such amendment, suspension or termination is considered by the Committee, on the advice of counsel, to be necessary or desirable to avoid adverse U.S. tax consequences to the U.S. Taxpayer. No provisions of this Plan nor amendment to this Plan may permit the acceleration of payments under this Plan to any U.S. Taxpayer contrary to the provisions of Section 409A.

(b)  Unless required by Applicable Laws, no such amendment shall adversely affect the rights of any Participant at the time of such amendment with respect to DSUs credited to such Participant’s DSU Account at the time of such amendment without the consent of the affected Participant. Subject to sections 4.6(d) and 4.6(h), the Board or Committee may from time to time in its discretion, with the consent of a Participant, amend, vary, modify or in any other way change the entitlement of that Participant or any provisions of this Plan as applicable to that Participant.

(c)  Notwithstanding the foregoing, to the extent possible, any amendment, suspension or termination of this Plan shall be such that this Plan continuously meets the conditions of paragraph 6801(d) of the Income Tax Regulations or any successor provisions thereto.

(d)  The Board or Committee may at any time and from time to time suspend, in whole or in part, or terminate, this Plan.

(e)  If the Board terminates this Plan, no new DSUs will be credited to any Participant, but previously credited DSUs shall remain outstanding, be entitled to Dividend Equivalents as provided under section 4.4, and be paid in accordance with the terms and conditions of this Plan existing at the time of termination. This Plan will finally cease to operate for all purposes when the last remaining Participant receives payment in satisfaction of all DSUs recorded in such Participant’s DSU Account. The full powers of the Board and the Committee as provided for in this Plan will survive the termination of this Plan until the last remaining Participant receives payment in satisfaction of all DSUs recorded in such Participant’s DSU Account.

(f)  In the event of a termination of this Plan, no payments to U.S. Taxpayers shall be made, except on a schedule permitted by Section 409A.

5.12  Costs

Unless otherwise determined by the Board or Committee, the Corporation will be responsible for all costs relating to the administration of this Plan.

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5.13  No Assignment

(a)  Subject to the right of a Participant to designate one or more Beneficiaries entitled to receive benefits under this Plan upon the death of the Participant as expressly set out herein, unless the Board or Committee specifically determines otherwise, no Participant may assign or transfer any right or interest under this Plan or any right to payment or benefit under this Plan, whether voluntarily or involuntarily, by operation of law (including in the event of bankruptcy or insolvency) or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except to the extent otherwise required by Applicable Laws, and except by will or by the laws of succession or descent and distribution. Except as required by law, the right to receive a payment or benefit under this Plan is not capable of being subject to attachment or legal process for the payment of any debts or obligations or any Participant.

(b)  Except as hereafter provided, during the lifetime of a Participant, amounts payable under this Plan to a Participant shall be payable only to such Participant. In the event of death of a Participant, any amount payable under this Plan pursuant to section 4.6 shall be paid to the Beneficiaries or personal representatives of such Participant and any such payment shall be a complete discharge of the Corporation therefor. In the event a Participant is incapable of managing the Participant’s own affairs by reason of mental infirmity, any amount payable under this Plan may be paid to the person charged or appointed by law to administer the Participant’s affairs.

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